EXHIBIT 2.1

            SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


         THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Second Amendment"), dated as of April 23, 1998, is made and entered into by and among SAVOIR TECHNOLOGY GROUP, INC, a Delaware Corporation ("Parent"), STG ACQUISITION CORP., a Delaware corporation ("Sub"), MCBA SYSTEMS, INC., an Alabama corporation ("MCBA"), MICHAEL N. GUNNELLS and JOHN HARKINS (together the "Selling Shareholders").

         RECITALS:

         A. Parent, Sub, the Selling Shareholders and MCBA are parties to that certain Agreement and Plan of Reorganization, dated as of November 22, 1997, as amended by the First Amendment to Agreement and Plan of Reorganization dated as of March 27, 1998 (the "Merger Agreement").

         B. The Merger Agreement provides that if the Closing has not occurred by May 15, 1998, the Merger Agreement may be terminated pursuant to Section 9.1(c) of the Merger Agreement and that Parent, MCBA and the Selling Shareholders shall use their respective best efforts to cause the Closing Date to be no later than May 15, 1998.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Each of Parent, Sub, the Selling Shareholders and MCBA hereby agree that by execution and delivery of this Second Amendment, all references to May 15, 1998 in Sections 2.13, 7.4 and 9.1(c) of the Merger Agreement are hereby amended to refer to June 5, 1998.

         2. This Second Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         3. Other than as set forth herein, this Second Amendment does not modify, change or delete any other term, provision, addendum, representation, warranty, agreement or covenant (the "Provisions") relating to or contained in the Merger Agreement, and all such Provisions remain in full force and effect.


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         4. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         5. This Second Amendment and any of the provisions hereof may not be amended, altered or added to in any manner except by a document in writing and signed by each party hereto.

                                      * * *

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         IN WITNESS WHEREOF, each of the parties hereto have executed this First
Amendment and caused the same to be duly delivered on its behalf as of the date first written above.

                                         SAVOIR TECHNOLOGY GROUP, INC.


                                         By       /s/ P. Scott Munro
                                           ------------------------------------
                                                     P. Scott Munro
                                                    President and CEO


                                         STG ACQUISITION CORP.


                                         By      /s/ P. Scott Munro
                                           ------------------------------------
                                                     P. Scott Munro
                                                        President


                                         MCBA SYSTEMS, INC.


                                         By     /s/ Michael N. Gunnells
                                           ------------------------------------
                                                   Michael N. Gunnells
                                                        President


                                         SELLING SHAREHOLDERS


                                                 /s/ Michael N. Gunnells
                                         --------------------------------------
                                                   Michael N. Gunnells


                                                 /s/ John Harkins
                                         --------------------------------------
                                                    John Harkins



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